Technology Service Agreement

by and among

Daqing Qingkelong Chain Commerce & Trade Co., Ltd.

Speedy Brilliant (Daqing) Consulting Company Limited

and

The Shareholders of Daqing Qingkelong Chain Commerce & Trade Co., Ltd.

March 28th , 2008

Technology Service Agreement

Technology Service Agreement

This Technology Service Agreement (“this Agreement”) is executed by the following Parties on March 28th, 2008 in Daqing, PRC:

(1)
Daqing Qingkelong Chain Commerce & Trade Co., Ltd. (hereinafter called “Party A”) is a limited liability company, duly incorporated in Daqing, Heilongjiang Province, People’s Republic of China (“PRC”), whose legal address is: Jing Qi Street, Dongfengxin Village, Sa’ertu District, Daqing City.

(2)
Speedy Brilliant (Daqing) Consulting Company Limited (hereinafter referred to as “Party B”) is a wholly foreign owned enterprise (“WFOE”) duly incorporated in Daqing, Heilongjiang Province, PRC, whose legal address is: No.1-9, Hubin Community, Gaoxin District, Daqing.

(3)	All of the shareholders of Daqing Qingkelong Chain Commerce & Trade Co., Ltd. (hereinafter collectively called the “Shareholders”).

Name of Each Shareholder	Shareholding Ratio (%)	ID Card No.	Contact Address
Wang Zhuangyi	66.08	230602600102341	Suite 2-801, No.107 of Shidailijing, Reyuan Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Wang Shuai	15.95	23060219850921711X	Suite 2-801, No.107 of Shidailijing, Reyuan Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Zheng Limin	10.82	23060219631013342X	Suite 2-801, No.107 of Shidailijing, Reyuan Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Teng Wenbin	1.36	230603690523211	Suite 2-103, No.72-1 of Wolitun Street, Long Feng District, Daqing, Heilongjiang, 163000
Li Zhongfen	1.36	230602591111312	Suite 1-502, No.2-4 o f Yuanyuan Community, Ranghu Road, Daqing, Heilongjiang, 163000
Feng Shuxia	1.30	230822196811135825	Suite 5-102, No.3-48 of WanBao Community, Reyuan Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Zhang Yueping	0.54	230602197110256227	Suite 1-202, No.2-20 of Shengxin Community, Ranghu District, Daqing, Heilongjiang, 163314
Li Xiaoqiu	0.54	230602640924002	Suite 6-101, No.5-15 of Weijiu Road, Sa’ertu District, Daqing, Heilongjiang, 163311
Fan Xishuang	0.41	230604631206082	Suite 1-602, No.B-14 of Liminghe Community, Sa’ertu District, Daqing, Heilongjiang, 163311
Wei Chuanyu	0.33	232332196607210936	Suite 5-201, No.3-48 of Wanbao Community, Reyuan Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Han Jinhong	0.30	372922197004268712	Suite 5-202, No.3-48 of Wanbao Community, Reyuan Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Zhang Lihui	0.27	230602601029081	Suite 1-301, Xincun HB Community, Sa’ertu District, Daqing, Heilongjiang, 163311
Ding Yinxia	0.27	230623197404180047	Single Community, Sa’ertu District, Daqing, Heilongjiang, 163311
Wang Yan	0.11	230602700212081	Suite 5-402, No.56-1 of Ka’er Jiali Road, Sa’ertu District, Daqing, Heilongjiang, 163311
Li Jing	0.08	230602197606075163	Suite 2-502, No.2-15 of Sa’ertu Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Wang Shuchang	0.05	232325196908203234	Suite 2-204, No.3-56 of Wanbao Community, Reyuan Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Cai Yingli	0.05	23070197506250224	No.3 Group, Donglinwei, Tielin Street, Xinqing District, Yichun, Heilongjiang, 153000
Zhang Xueying	0.05	230606197207260025	Suite 3-11, No.41 Xiang, Longhua Road, Longfeng District, Daqing, Heilongjiang, 163711
Yao Li	0.03	232623197812290028	Suite 2-102, No.10-18 of Tianhe Community, Wei’er Road, Sa’ertu District, Daqing, Heilongjiang, 163311
Su Zhongbo	0.03	232302681208042	Suite 8-502, No.5-22 of Weijiu Road, Sa’ertu District, Daqing, Heilongjiang, 163311
Wang Zhanfu	0.03	230119780829433	Suite 1-301, No.3-47 of Wanbao Community, Reyuan Street, Sa’ertu District, Daqing, Heilongjiang, 163311
Lu Anwen	0.03	230602790327402	Suite 6-501, No.S-05 of Lvcejiayuan, Weishiyi Road, Sa’ertu District, Daqing, Heilongjiang, 163311

(Party A, Party B and the Shareholders are referred to collectively in this agreement as the “Parties” and individually as “a Party” or “each Party”.)

Technology Service Agreement

WHEREAS:

(1)
Party A’s business scope is as follows: the sale of chemical products (excluding dangerous chemicals and flammable and explosive articles, and poisons) electrical equipment, furniture, arts and crafts, housewares, local special products, construction materials, decoration materials, flowers, and photography. Party A also provides tailoring, laundry services and food processing (see Health Permit Sa Wei Shi Zi (2006) No. 1239) and distributes audio-visual products, books and magazines, vegetables, fruits, clothing, shoes and hats, electromechanical products (excluding motor vehicles), jewelry, and computer and telecommunications equipment. Party A is also engaged in the business of food packaging and food retail (see Health Permit Sa Wei Shi Zi (2006) No. 1239), cigar and cigarette retail (see Tobacco Monopoly Retail License 0601000188, valid until December 31st, 2008), and store and house leasing;

(2)
Party B is engaged in the general business of providing consultancy services in commercial information and consigned management, and transfer, consultancy, and other services relating to technology, and Party B is possessed of advanced management capacity and resources;

(3)	The Parties agree that Party B shall provide Party A with technology services, such as internal software updates and hardware maintenance, training of technology staff, etc.;

(4)	The Shareholders hold 100% of the equity interests in Party A.

Technology Service Agreement

NOW THEREFORE, the Parties hereby agree through friendly negotiation as follows:

Article 1 Definitions

1.1 “PRC” refers to the People’s Republic of China, for the purpose of this Agreement, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Province;

1.2 “PRC Laws” refers to all PRC laws, administrative regulations and government rules in effect;

1.3 “RMB” refers to the legal currency within the PRC;

1.4 “Technology Service Fee” or “Consideration” refers to the consideration as defined in Article 3.1 and to be paid to Party B by Party A.

Article 2 Contents of Technology Services

2.1 Select, purchase and update the proper software on finance management in accordance with practical requirements with respect thereto and conduct training on the use of such software, and provide relevant consultancy services.

2.2 Select, purchase and update the proper software on human resource management in accordance with practical requirements with respect thereto and conduct training on the use of such software, and provide relevant consultancy services.

2.3 Select, purchase and update the proper software on the management of supermarkets in accordance with practical requirements with respect thereto and conduct training on the use of such software, and provide relevant consultancy services.

2.4 Assist with other related systems and software in accordance with the specific requirements of Party A.

2.5 Seek qualified network service companies to provide services to Party A with respect to its application for domain name and design of website, assist Party A in communication with the network service company on matters relating to the domain name and website.

2.6 Assist with the computers, server and other facilities in accordance with the requirements of Party A, and make periodic maintenance on aforesaid facilities.

2.7 Conduct training of the technical employees of Party A.

2.8 In the event of occurrence of technical problems of Party A, Party B shall designate relevant staff to perform on-site research for assisting Party A to resolve such problems

Technology Service Agreement

Article 3 Technology Service Fee

3.1 Party A shall pay the Technology Service Fee annually, equal to 1.5û of its total revenue as the Consideration for services provided by Party B as set forth in Article 2 hereof.

3.2 Party A shall pay to Party B the last year’s Technology Service Fee before January 31st of each year.

3.3 Party B shall be entitled to request in writing that Party A adjust the Consideration in accordance with the quantity and quality of the technology services. The Parties shall positively negotiate with each other in respect of the Technology Service Fee, and Party A shall agree with such adjustment.

Article 4 Warranties and Undertakings by Party A

4.1 Within the term of this Agreement, Party B shall be the entity exclusively appointed by Party A to provide the services as set forth in Article 2 hereunder, and Party A shall not appoint any other entities to provide to Party A (including its branches and subsidiaries) any services the same as or similar to those services described in Article 2 hereof.

4.2 Party A will provide Party B with all information related to the content of service as set forth in Article 2.

4.3 Party A will give full cooperation to Party B, and provide assistance and convenience to Party B for its on-site work, and shall not hinder Party B from providing services as set forth in Article 2 hereof.

4.4 Party A will promptly make full payment of the Consigned Management Service Fee to Party B in accordance with the provisions hereof.

4.5 Without the prior written consent of Party B, Party A shall not commit any act or omission that would materially affect Party B’s rights and interests hereunder.

Article 5 Warrants and Undertakings by Party B

5.1 Party B shall take advantage of its capacity and resources to provide the services as stipulated in Article 2 hereunder.

5.2 Party B shall timely adjust and complete the technology services in accordance with practical requests from Party A.

Technology Service Agreement

5.3 In the event that Party B intends to provide services to any other entities engaged in business similar to that of Party A, it shall give prior notice to Party A and strictly keep the confidential information obtained during the course of providing services to Party A .

5.4 Party B shall accept any reasonable suggestions regarding hardware, software and staff training from Party A during the course of providing services to Party A.

Article 6 Guaranty

6.1 To secure the performance of the obligations assumed by Party A hereunder, Shareholders agree to pledge all their equity interests in Party A to Party B, and the Parties agree to execute an equity pledge agreement with respect thereto.

Article 7 Taxes and Expenses

7.1 The Parties shall pay, in accordance with relevant PRC laws and regulations, their respective taxes arising from the execution and performance of this Agreement.

Article 8 Assignment of the Agreement

8.1 Party A shall not transfer part or all its rights and obligations under this Agreement to any third party without the prior written consent of Party B.

8.2 The Parties agree that Party B shall be entitled to transfer, at its own discretion, any or all of its rights and obligations under this Agreement to any third party upon six (6) days’ written notice to Party A.

Article 9 Liability of Breach

9.1 If Party A fails to duly pay the Technology Service Fee in accordance with the provisions of Article 3 hereunder, then Party A shall pay liquidated damages per day equal to 0.03% of the unpaid Consideration which falls due; if any delay of payment amounts to sixty (60) days, then Party B shall be entitled to exercise the right of pledge under the equity pledge agreement.

9.2 If Party A violates its representations and warranties hereunder and fails to redress such violation within sixty (60) days upon receipt of written notice from Party B, Party B shall be entitled to exercise the right of pledge under the equity pledge agreement.

9.3 If Party B is in non-performance, or incomplete performance, of this Agreement, or is otherwise in default of any of its representations and warranties hereunder, Party A shall be entitled to request Party B to redress its default.

Technology Service Agreement

Article 10 Effectiveness, Modification and Cancellation

10.1 This Agreement shall take effect on the date of execution hereof, and the valid term hereof shall be expired upon the date of completion of the acquisition of the assets or the equity of Party A by Party B or its designated third party.

10.2 The modification of this Agreement shall not be effective without written agreement through negotiation. If the Parties do not reach an agreement, this Agreement remains effective.

10.3 This Agreement shall not be discharged or canceled without written agreement through negotiation, provided that Party A may, by giving thirty (30) days’ prior notice to the other Parties hereto, terminate this Agreement.

10.4 If Party B fails to provide the loan in accordance with the Loan Agreement signed between Party B and the Shareholders on March 28th, 2008, this Agreement shall be automatically terminated.

Article 11 Confidentiality

11.1 Any information, documents, data and all other materials (herein “Confidential Information”) arising out of the negotiation, signing, and implementation of this Agreement, shall be kept in strict confidence by the Parties. Without the written approval of the other Parties, no Party shall disclose to any third party any Confidential Information, but the following circumstances shall be excluded:
(1) Material that is known or may be known by the Public (but not including materials disclosed by each Party receiving the Confidential Information);
(2) Materials required to be disclosed subject to applicable laws or rules or provisions of a stock exchange; or
(3) Materials disclosed by each Party to its legal or financial consultant relating to the transaction of this Agreement, and this legal or financial consultant shall comply with the confidentiality set forth in this Section. The disclosure of Confidential Information by staff or a consignee of any Party shall be deemed the disclosure of such Confidential Information by such Party, and such Party shall bear the liabilities for breaching the contract. This Clause shall survive whether this Agreement is invalid, amended, revoked, terminated or unable to be implemented for any reason.

11.2 If this Agreement is terminated or becomes invalid or unenforceable, the validity and enforceability of this Article 11 shall not be affected or impaired.

Technology Service Agreement

Article 12 Force Majeure

12.1 “Force Majeure” refers to any event that could not be foreseen, and could not be avoided and overcome, which includes among other things, but without limitation, acts of nature (such as earthquakes, floods or fires), government acts, strikes or riots.

12.2 If an event of force majeure occurs, any of the Parties that is prevented from performing its obligations under this Agreement by an event of force majeure shall notify the other Parties without delay and within fifteen (15) days of the event provide detailed information about and notarized documents evidencing the event, shall take appropriate measures to minimize or remove the negative effects of force majeure on the other Parties and shall not assume the liabilities for breaching this Agreement. The Parties shall continue performing this Agreement after the event of force majeure disappears.

Article 13 Governing Law and Dispute Resolution

13.1 The effectiveness, interpretation, implementation and dispute resolution related to this Agreement shall be governed under PRC Laws.

13.2 Any dispute arising out of this Agreement shall be resolved by all the Parties through mutual negotiation. If all the Parties cannot reach an agreement within thirty (30) days from the date on which the dispute is brought forward, any Party may submit the dispute to the Beijing Arbitration Commission for arbitration under its applicable rules. The arbitration award shall be final and binding upon both parties.

13.3 During the process of dispute resolution, all the Parties shall continue to perform under the other terms of this Agreement, except for the provisions subject to the dispute resolution.

Article 14 Miscellaneous

14.1 The Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters hereof and supersedes and replaces all prior or contemporaneous oral or written agreements and understandings.

14.2 This Agreement shall bind and benefit the successor of each Party and any transferee permitted hereunder with the same rights and obligations as if such successor or transferee were an original party hereto.

14.3 Any notice required to be given or delivered to the Parties hereunder shall be in writing and delivered to the address as indicated below or such other address or as such party may designate, in writing, from time to time. All notices shall be deemed to have been given or delivered upon by personal delivery, fax and registered mail. It shall be deemed to be delivered upon: (1) registered air mail: 5 business days after deposit in the mail; (2) personal delivery or fax: 2 business days after transmission. If the notice is delivered by fax, it should be confirmed by original through registered air mail or personal delivery:

Technology Service Agreement

Party A:
Contact person: Zhuangyi Wang
Address: Jing Qi Street, Dongfeng Xincun, Sa’er Tu District, Daqing, PRC 163311
Tel: 86-459-4607825   Fax: 86-459-4607015

Party B:
Contact person: Yueping Zhang
Address: Hubin No.1-9, Hi-tech Zone, Daqing,163312
Tel: 86-459-4607987   Fax: 86-459-4607380

The Representative designated by the Shareholders
Contact person: Zhuangyi Wang
Address: Jing Qi Street, Dongfeng Xincun, Sa’er Tu District, Daqing, PRC 163311
Tel: 86-459-4607825   Fax: 86-459-4607015

14.4 This Agreement is executed in 24 originals with each party holding one original, and each of the originals shall be equally valid and authentic.

[Signature Page Follows]

Technology Service Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the date as written above.

Party A Daqing Qingkelong Chain Commerce&Trade Co. Ltd.

Legal Representative: Wang Zhuangyi
Signature and Company seal:

Party B Speedy Brilliant (Daqing) Consulting Company Limited

Legal Representative: Wang Zhuangyi
Signature and Company Seal:

All shareholders of Daqing Qingkelong Chain Commerce&Trade Co., Ltd.

Name of the Shareholders	Signature	Name of the Shareholders	Signature
Wang Zhuangyi		Zhang Lihui
Wang Shuai		Ding Yinxia
Zheng Limin		Wang Yan
Teng Wenbin		Li Jing
Li Zhongfen		Wang Shuchang
Feng Shuxia		Cai Yingli
Zhang Yuepin		Zhang Xueying
Li Xiaoqiu		Yao Li
Fan Xishuang		Su Zhongbo
Wei Chuanyu		Wang Zhanfu
Han Jinhong		Lu Anwen